Exhibit 99.1

Medley Capital Corporation Announces December 31, 2015 Financial Results; Board Declares Dividend of $0.30 Per Share for the First Fiscal Quarter of 2016

NEW YORK, NY (February 9, 2016) – Medley Capital Corporation (NYSE: MCC) (the “Company”) today announced that its Board of Directors declared a dividend for the quarter ended December 31, 2015 of $0.30 per share, payable on March 18, 2016, to stockholders of record as of February 24, 2016. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter Ended December 31, 2015

First Quarter Highlights

•	Declared a dividend of $0.30 per share
•	Net investment income of $0.28 per share
•	Net asset value (NAV) of $10.01 per share
•	Issued $70.8 million of 5 year 6.5% senior notes due 2021
•	Net portfolio reduction of $51.0 million

Portfolio Investments

The total value of our investments was $1,115.1 million at December 31, 2015. During the quarter ended December 31, 2015, the Company originated $43.6 million of new investments and had $94.6 million of repayments resulting in net repayments of $51.0 million. As of December 31, 2015, the Company had investments in securities of 68 portfolio companies with approximately 59.7% consisting of senior secured first lien investments, 30.9% consisting of senior secured second lien investments, 3.9% in unsecured debt and 5.5% in equities / warrants. As of December 31, 2015, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 12.2%.

Results of Operations

For the three months ended December 31, 2015, the Company reported net investment income of $0.28 and a net loss of $0.70 per share, calculated based upon the weighted average shares outstanding. As of December 31, 2015, the Company’s NAV was $10.01 per share.

Investment Income

For the three months ended December 31, 2015, gross investment income was $34.4 million and consisted of $31.4 million of portfolio interest income and $3.0 million of fee income.

Expenses

For the three months ended December 31, 2015, total expenses were $18.8 million and consisted of the following: base management fees of $5.4 million, incentive fees of $3.9 million, interest and financing expenses of $7.0 million, professional fees of $0.6 million, administrator expenses of $0.9 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.9 million.

Net Investment Income

For the three months ended December 31, 2015, the Company reported net investment income of $15.7 million, or $0.28 on a weighted average per share basis.

Net Realized and Unrealized Gains/Losses

For the three months ended December 31, 2015, the Company reported net realized gain of $5.4 million and net unrealized depreciation including the provision for income taxes on unrealized loss on investments of $60.2 million.

Liquidity and Capital Resources

As of December 31, 2015, the Company had a cash balance of $24.1 million and $89.2 million of debt outstanding under its $343.5 million senior secured revolving credit facility.

As of December 31, 2015, the Company had $174.0 million of debt outstanding under its senior secured term loan credit facility, $150.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019, $70.8 million outstanding in in aggregate principal amount of 6.5% senior notes due 2021 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Since inception of the stock repurchase program, the Company has repurchased a total of 2,539,481 shares at a weighted average price of $8.83, including commission, with a total cost of approximately $22.3 million. During the quarter ended December 31, 2015, 143,349 shares were repurchased at a weighted average price of $7.68, including commission, with a total cost of approximately $1.1 million.

Dividend Declaration

On February 1, 2016, the Company’s Board of Directors declared a quarterly dividend of $0.30 per share payable on March 18, 2016 to holders of record as of February 24, 2016.

Fee Reduction

Beginning January 1, 2016, the base management fee will be reduced to 1.50% on gross assets above $1 billion. In addition, MCC Advisors will reduce its incentive fee from 20% on pre-incentive fee net investment income over an 8% hurdle, to 17.5% on pre-incentive fee net investment income over a 6% hurdle.  Moreover, the revised incentive fee will include a netting mechanism and will be subject to a rolling three-year look back from January 1, 2016 forward. Under no circumstances will the new fee structure result in higher fees to MCC Advisors than fees under the current investment management agreement.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Tuesday, February 9, 2016.

All interested parties may participate in the conference call by dialing (866) 953-6857 approximately 5-10 minutes prior to the call, international callers should dial (617) 399-3481. Participants should reference Medley Capital Corporation and the participant passcode of 79195751 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company's website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities
(in thousands, except share and per share data)

	As of
	December 31, 2015	September 30, 2015
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $1,098,862 and $1,175,785, respectively)	$1,012,559	$1,131,894
Controlled investments (amortized cost of $122,735 and $86,756, respectively)	92,565	74,198
Affiliated investments (amortized cost of $10,000 and $10,000, respectively)	10,000	10,000
Total investments at fair value	1,115,124	1,216,092
Cash and cash equivalents	24,113	15,714
Deferred financing costs, net	15,258	13,128
Interest receivable	8,719	9,543
Fees receivable	1,976	1,390
Receivable for dispositions and investments sold	1,143	579
Other assets	437	556
Deferred offering costs	327	208
Total assets	$1,167,097	$1,257,210

LIABILITIES
Revolving credit facility payable	$89,200	$192,700
Term loan payable	174,000	174,000
Notes payable	174,263	103,500
SBA debentures payable	150,000	150,000
Management and incentive fees payable	9,263	9,963
Interest and fees payable	2,592	1,314
Deferred tax liability	2,022	1,797
Accounts payable and accrued expenses	1,476	2,504
Administrator expenses payable	918	1,001
Deferred revenue	430	402
Due to affiliate	218	109
Total liabilities	$604,382	$637,290

NET ASSETS
Common stock, par value $0.001 per share, 100,000,000 common shares authorized,
56,193,803 and 56,337,152 common shares issued and outstanding, respectively	$56	$56
Capital in excess of par value	717,141	718,241
Accumulated undistributed net investment income	19,117	20,352
Accumulated net realized gain/(loss) from investments	(55,248)	(60,626)
Net unrealized appreciation/(depreciation) on investments, net of deferred taxes	(118,351)	(58,103)
Total net assets	562,715	619,920

Total liabilities and net assets	$1,167,097	$1,257,210

NET ASSET VALUE PER SHARE	$10.01	$11.00

Medley Capital Corporation

Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the three months
	ended December 31
	2015	2014
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/non-affiliated investments:
Cash	$28,126	$32,441
Payment-in-kind	1,222	1,851
Affiliated investments:
Cash	167	464
Payment-in-kind	-	122
Controlled investments:
Cash	855	401
Payment-in-kind	996	484
Total interest income	31,366	35,763
Interest from cash and cash equivalents	2	2
Fee income	3,059	4,084
Total investment income	34,427	39,849

EXPENSES
Base management fees	5,347	5,784
Incentive fees	3,916	5,098
Interest and financing expenses	6,970	6,357
Administrator expenses	916	1,022
General and administrative	710	350
Professional fees	633	532
Insurance	135	143
Directors fees	134	173
Total expenses	18,761	19,459
NET INVESTMENT INCOME	15,666	20,390

REALIZED AND UNREALIZED GAIN/(LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	5,378	(217)
Net unrealized appreciation/(depreciation) on investments	(60,024)	(38,700)
Change in provision for deferred taxes on unrealized gain on investments	(224)	211
Net gain/(loss) on investments	(54,870)	(38,706)

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(39,204)	$(18,316)

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS
PER COMMON SHARE	$(0.70)	$(0.31)
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME
PER COMMON SHARE	$0.28	$0.35
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
- BASIC AND DILUTED	56,300,067	58,733,284

DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.37

ABOUT MEDLEY CAPITAL CORPORATION

Medley Capital Corporation is a closed-end, externally managed business development company ("BDC") that trades on the New York Stock Exchange (NYSE: MCC). Medley Capital Corporation's investment objective is to generate current income and capital appreciation by lending to privately-held middle market companies, primarily through directly originated transactions, to help these companies expand their businesses, refinance and make acquisitions. Our portfolio generally consists of senior secured first lien loans and senior secured second lien loans. In many of our investments, we receive warrants or other equity participation features, which we believe will increase the total investment returns. Medley Capital Corporation is externally managed by MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. For additional information, please visit Medley Capital Corporation at www.medleycapitalcorp.com.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC is a subsidiary of Medley Management Inc. (NYSE: MDLY). Medley is a credit-focused asset management firm offering yield solutions to retail and institutional investors. Medley's national direct origination franchise, with over 80 people, is a premier provider of capital to the middle market in the U.S. As of January 25, 2016, Medley had over $5 billion of assets under management in two business development companies, Medley Capital Corporation (NYSE: MCC) and the Sierra Income Corporation, as well as private investment vehicles. Over the past 13 years, we have invested in excess of $6 billion to help over 300 companies grow across 35 industries in North America. For additional information, please visit Medley Management Inc. at www.mdly.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. Except as required by law, the Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Investor Relations Contact:
Sam Anderson

Head of Capital Markets & Risk Management
Medley Management Inc.
212.759.0777

Media Contact:
Liz Bruce
Fitzroy Communications
212.498.9197